                                   EXHIBIT 11


        Opinion of Dechert LLP regarding legality of issuance of shares.


                                   DECHERT LLP
                               1775 I Street, N.W.
                              Washington, DC 20006


January 31, 2005


The Board of Trustees
The Kensington Funds
4 Orinda Way, Suite 200C
Orinda, California 94563

Re:  The Kensington Funds, on behalf of the Kensington Real Estate Securities
     Fund

Ladies and Gentlemen:

We have acted as counsel to The Kensington Funds, a Delaware statutory trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by the Kensington Real Estate Securities Fund, a series of the Trust, of the assets of the Victory Real Estate Fund, a series of the Victory Portfolios, a Delaware statutory trust, which were registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust on December 29, 2004 with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Trust registered under the Securities Act of 1933, as amended, in the Registration Statement, when issued in accordance with the terms described in the Registration Statement and the Agreement and Plan of Reorganization referenced therein, will be duly and validly issued and outstanding, fully paid and non-assessable by the Trust.

Very truly yours,